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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported): MAY 16, 2002


                             TENNECO AUTOMOTIVE INC.
               (Exact Name of Registrant as Specified in Charter)




          DELAWARE                     1-12387                  76-0515284
 (State or Other Jurisdiction        (Commission              (IRS Employer
      of Incorporation)              File Number)           Identification No.)




 500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS                     60045
   (Address of Principal Executive Offices)                     (Zip Code)





Registrant's telephone number, including area code:    (847) 482-5000

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

         Upon the recommendation of its Audit Committee, the Board of Directors of Tenneco Automotive Inc. (the "Company") has approved the engagement of Deloitte & Touche LLP ("Deloitte & Touche") as the Company's independent auditors for the fiscal year ending December 31, 2002, effective as of May 16, 2002. Deloitte & Touche replaces the firm of Arthur Andersen LLP ("Andersen"), which was dismissed as independent auditors of the Company effective May 16, 2002.
         Andersen's reports on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the Company's last two fiscal years (ended December 31, 2000 and December 31, 2001, respectively), and during the interim period since the end of the last fiscal year, there were no disagreements with Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the matter in their report. The Company has requested Andersen to furnish it a letter addressed to the SEC stating whether it agrees with the above statements. A copy of that letter, dated May 17, 2002 is filed as Exhibit 16.1 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      Exhibit
      Number       Description

       *16.1 Letter of Arthur Andersen LLP regarding change in certifying accountants.


*Filed Herewith

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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         TENNECO AUTOMOTIVE INC.

Date:  May 17, 2002
                                    By:  /s/ Mark A. McCollum
                                         -----------------------------
                                         Mark A. McCollum
                                         Senior Vice President and
                                         Chief Financial Officer




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 EXHIBIT INDEX


     Exhibit
     Number        Description

      16.1 Letter of Arthur Andersen LLP regarding change in certifying accountants.






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